Exhibit 4.1

Sparking Events, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA CERTIFICATE NUMBER SHARES PAR VALUE $0.001 COMMON STOCK THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALE OF $0.001 EACH OF SPARKING EVENTS, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL ON THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. CARLO GIUSTO PRESIDENT ADAM GODOY BORGES DOS SANTOS Director DATED: COUNTERSIGNED AND REGISTERED ISLAND STOCK TRANSFER Transfer Agent Authorized signature 100 Second Avenue South, Site 705S, St. Petersburg, FL, 33701 727.289.0010 SPARKING EVENTS, INC. CORPORATE SEAL NEVADA SPECIMEN